Exhibit 99.1

Mad Catz® Reports Fiscal 2017 Second Quarter

Financial Results

San Diego, CA – November 3, 2016 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT: MCZ), today announced financial results for the fiscal 2017 second quarter ended September 30, 2016.

Key Highlights of Fiscal 2017 Second Quarter and Subsequent:

•

Fiscal 2017 second quarter net sales decreased 62% to $14.9 million, driven primarily by a decrease in sales of Rock Band 4 products; by geography, the Company recorded a 63% decrease in net sales to the Americas, a 62% decrease in net sales to EMEA and a 44% decrease in net sales to APAC;

•

Gross margin declined to 3.6% from 23.1% in the prior year quarter, driven primarily by charges of $2.2 million related to Rock Band 4 in connection with price reductions to retailers and write-downs of inventory and other assets, as well as product mix and increased freight costs;

•	Sold the Saitek simulation product line to Logitech for $13.0 million cash;
•

Total sales and marketing, general and administrative, and research and development expenses decreased 49% from the prior year period to $4.1 million as the Company continued to realize the benefits of restructuring activities undertaken during the fourth quarter of fiscal 2016 and from lower cooperative advertising costs as a result of lower Rock Band 4 sales;

•	Operating income, which included an $8.2 million gain on the Saitek sale, increased to $4.5 million from $0.9 million in the prior year;
•	Diluted net income per share was $0.06, compared to diluted net loss of ($0.02) in the prior year;
•	Net position of bank loans, less cash and restricted cash, was $9.2 million at September 30, 2016, compared to $9.4 million at June 30, 2016 and $12.7 million at September 30, 2015;
•	Sold no shares under the “At-the-Market” (“ATM”) equity offering program;
•	Completed the sale of the remaining Rock Band 4 inventory prior to the end of the wind-down period;
•	Shipped the new Tritton ARK™ 100 headsets, part of the Company’s new Tritton ARK Series line of innovative gaming headsets; and
•	Announced the details and shipment schedule of the Company’s entirely upgraded line of RAT mice, which include the RAT1, RAT4, RAT6, RAT8, RAT PRO S+ and RAT PRO X+.

Summary of Financials
(in thousands, except margins and per share data)

	Three Months Ended September 30,				Six Months Ended September 30,
	2016	2015	Change		2016	2015	Change
Net sales	$14,867	$38,918	(62%)		$25,655	$51,892	(51%)
Gross profit	528	9,006	(94%)		424	11,884	(96%)
Net operating expenses	(3,950)	8,147	(148%)		654	14,787	(96%)
Operating income (loss)	4,478	859	421%		(230)	(2,903)	(92%)
Net income (loss)	4,080	(1,611)	(353%)		(713)	(5,576)	(87%)
Net loss per share, basic and diluted	$0.06	$(0.02)	(353%)		$(0.01)	$(0.08)	(87%)

Gross margin	3.6%	23.1%	(1,950)	bps	1.7%	22.9%	(2,120)	bps

Adjusted EBITDA (loss) (1)	$5,360	$1,391	285%		$1,885	$(1,674)	(213%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 8.

Commenting on the Company’s fiscal 2017 second quarter results, David McKeon, Chief Financial Officer of Mad Catz, said, “The fiscal 2017 second quarter marked a pivotal time for Mad Catz as we successfully sold our remaining Rock Band 4 inventory ahead of the wind-down period, completed the sale of our Saitek-branded product line to Logitech and continued to leverage the strategic initiatives implemented in the fiscal first quarter related to operational efficiencies and product execution. Although working capital constraints had some impact on our product launch timing and top line revenue in the quarter, we made significant improvements in working capital during the quarter and successfully brought a number of new Tritton and Mad Catz branded products to market ahead of the holiday season.”

“While we still have much work to accomplish in the quarters ahead, we are pleased with the improvements we are achieving across our business.  We remain confident that the benefits we are seeing on the back of our restructuring plan will positively impact our business in the coming quarters and help us achieve top and bottom line growth in our continuing product lines as well as added value for our shareholders.”

Summary of Key Sales Metrics

	Three Months Ended September 30,			Six Months Ended September 30,
(in thousands)	2016	2015	Change	2016	2015	Change
Net Sales by Geography
Americas	$9,934	$27,027	(63%)	$15,260	$32,002	(52%)
EMEA	3,678	9,656	(62%)	7,663	15,298	(50%)
APAC	1,255	2,235	(44%)	2,732	4,592	(41%)
	$14,867	$38,918	(62%)	$25,655	$51,892	(51%)
Sales by Platform as a % of Gross Sales (a)
Consoles	44%	18%		44%	24%
Rock Band 4	30%	62%		24%	46%
Saitek	14%	9%		16%	14%
PC and Mac	10%	8%		13%	11%
Smart devices	2%	3%		3%	5%
	100%	100%		100%	100%
Sales by Category as a % of Gross Sales (a)
Audio	40%	17%		38%	22%
Rock Band 4	30%	62%		24%	46%
Saitek	14%	9%		16%	13%
Mice and keyboards	9%	7%		12%	10%
Specialty controllers	5%	2%		7%	3%
Controllers	1%	1%		2%	3%
Accessories	1%	1%		1%	2%
Games and other	—%	1%		—%	1%
	100%	100%		100%	100%
Sales by Brand as a % of Gross Sales (a)
Tritton	39%	15%		36%	20%
Rock Band 4	30%	62%		24%	46%
Mad Catz	17%	13%		24%	18%
Saitek	14%	9%		16%	13%
All others	—%	1%		—%	3%
	100%	100%		100%	100%

(a)

Sales of products related to the Rock Band 4 video game and simulation products sold as part of the sale of Saitek assets are listed separately in each of the tables to provide comparable information for our ongoing product lines.

Karen McGinnis, President and Chief Executive Officer of Mad Catz, added, “The fiscal second quarter results show that our strategy is clearly working and that we continue to make solid progress against our operational objectives while positioning Mad Catz to leverage the opportunities ahead around console, PC and mobile gaming.  Our recent new product launches demonstrate the continued power of our innovation engine and reflect our ability to address profitable growth across our market opportunities.”

“As we enter the second half of fiscal 2017 and the holiday season, we will continue to focus on delivering shareholder value by efficiently bringing new products to market, supporting our new product launches, further expanding our retail partner footprint and maintaining operational discipline and focused execution. We’ve got momentum, a winning product portfolio and an exceptional team to lead us along the way.”

Management Conference Call Webcast

The Company will host a conference call and simultaneous webcast on November 3, 2016, at 5:00 p.m. ET, which can be accessed by dialing (303) 223-4397. Following its completion, a replay of the call can be accessed for 30 days at the Company's Web site (www.madcatz.com, select “About Us/Investor Relations”) or via telephone at (800) 633-8284 (reservation #21820327) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming) and Tritton® (audio) brands.  Mad Catz products cater to gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other smart devices.  We distribute our products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company's expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” "anticipate," "estimate," "expect," "believe," and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions.. These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, continuing demand by consumers for video game consoles and accessories, the continuance of open trade relations between China and the United States, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continued financial viability of our largest customers, the continuance of timely and adequate supply from third party manufacturers and suppliers, no significant fluctuations in the value of the U.S. dollar relative to other currencies, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, and continued listing of our common stock on the NYSE MKT.

Forward-looking statements are subject to significant risks, uncertainties, assumptions and other factors, any of which could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company's most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Investors should not place undue reliance on such forward-looking statements. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Contact:
David McKeon	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial OfficerJCIR	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
dmckeon@madcatz.com or (858) 790-5045

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Net sales	$14,867	$38,918	$25,655	$51,892
Cost of sales	14,339	29,912	25,231	40,008
Gross profit	528	9,006	424	11,884
Operating expenses:
Sales and marketing	1,457	4,457	2,848	7,173
General and administrative	2,079	2,638	4,547	5,532
Research and development	560	941	1,217	1,862
Restructuring and severance costs	22	—	(3)	—
Amortization of intangible assets	109	111	222	220
Net gain on sale of Saitek assets	(8,177)	—	(8,177)	—
Net operating expenses	(3,950)	8,147	654	14,787
Operating income (loss)	4,478	859	(230)	(2,903)
Other income (expense):
Interest expense, net	(277)	(364)	(610)	(621)
Foreign exchange gain (loss), net	286	(154)	820	(93)
Change in fair value of warrant liabilities	49	(871)	3	(917)
Other income	2	10	23	22
Total other income (expense)	60	(1,379)	236	(1,609)
Income (loss) before income taxes	4,538	(520)	6	(4,512)
Income tax expense	(458)	(1,091)	(719)	(1,064)
Net income (loss)	$4,080	$(1,611)	$(713)	$(5,576)
Net income (loss) per share:
Basic	$0.06	$(0.02)	$(0.01)	$(0.08)
Diluted	$0.06	$(0.02)	$(0.01)	$(0.08)
Shares used in per share computations:
Basic	73,469,571	73,469,571	73,469,571	73,469,571
Diluted	73,469,571	73,469,571	73,469,571	73,469,571

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$1,176	$2,436
Restricted cash	180	680
Accounts receivable, net	6,106	9,585
Other receivables	528	998
Inventories	17,160	23,005
Income taxes receivable	163	159
Prepaid expenses and other current assets	1,907	2,969
Total current assets	27,220	39,832
Deferred tax assets	8,775	9,449
Other assets	389	531
Property and equipment, net	2,019	2,921
Intangible assets, net	1,682	2,270
Total assets	$40,085	$55,003
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans	$10,549	$16,076
Accounts payable	19,145	25,354
Accrued liabilities	7,403	8,153
Notes payable	50	73
Income taxes payable	4	173
Total current liabilities	37,151	49,829
Notes payable, less current portion	119	145
Warrant liabilities	297	300
Deferred tax liabilities	10	10
Other long-term liabilities	587	699
Total liabilities	38,164	50,983
Shareholders’ equity:
Common stock	63,655	63,552
Accumulated other comprehensive loss	(7,184)	(5,695)
Accumulated deficit	(54,550)	(53,837)
Total shareholders’ equity	1,921	4,020
Total liabilities and shareholders’ equity	$40,085	$55,003

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(713)	$(5,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,169	1,038
Amortization of deferred financing fees	120	189
(Gain) loss on disposal of assets	(23)	6
Net gain on sale of Saitek assets	(8,177)	—
Stock-based compensation	103	262
Change in fair value of warrant liabilities	(3)	917
Provision for deferred income taxes	674	678
Changes in operating assets and liabilities:
Accounts receivable	3,176	(19,790)
Other receivables	429	(431)
Inventories	3,889	(17,625)
Prepaid expenses and other current assets	891	(357)
Other assets	15	85
Accounts payable	(6,455)	22,280
Accrued liabilities	(1,130)	9,602
Deferred rent	(122)	(24)
Income taxes receivable/payable	(188)	1,045
Net cash used in operating activities	(6,345)	(7,701)
Cash flows from investing activities:
Purchases of intangible assets	—	(25)
Purchases of property and equipment	(422)	(1,245)
Net proceeds from sale of Saitek assets	10,628	—
Net cash provided by (used in) investing activities	10,206	(1,270)
Cash flows from financing activities:
Borrowings on bank loans	19,288	41,955
Repayments on bank loans	(24,815)	(30,248)
Payment of financing fees	—	(720)
Changes in restricted cash	500	—
Borrowings on notes payable	—	95
Repayments on notes payable	(56)	(160)
Payment of expenses related to issuance of common stock	—	(164)
Net cash (used in) provided by financing activities	(5,083)	10,758
Effects of foreign currency exchange rate changes on cash	(38)	41
Net (decrease) increase in cash	(1,260)	1,828
Cash, beginning of period	2,436	5,142
Cash, end of period	$1,176	$6,970

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$4,080	$(1,611)	$(713)	$(5,576)
Adjustments:
Depreciation and amortization	544	552	1,169	1,038
Stock-based compensation	50	124	103	262
Change in fair value of warrant liabilities	(49)	871	(3)	917
Interest expense, net	277	364	610	621
Income tax expense	458	1,091	719	1,064
Adjusted EBITDA (loss)	$5,360	$1,391	$1,885	$(1,674)

Adjusted EBITDA, a non-GAAP (“Generally Accepted Accounting Principles”) financial measure, represents net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation and change in the fair value of warrant liabilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Our management believes, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.